AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (“Agreement”) is made effective as of the 15th day of December 2014 (the “Effective Date”), by and between HPIL Holding, a Nevada (USA) corporation (“Seller”), and O.R.C. SRL, a private company organized in Italy (“Buyer”).  Seller and Buyer are hereinafter collectively referred to as the “Parties”.

The Parties hereby agree as follows:

1.          On June 12, 2014, the Parties entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Seller agreed to sell and Buyer agreed to purchase Fifty Thousand (50,000) shares of Convertible Preferred Stock Series 1 Class P-2 of the Seller (the “Shares”) at the par value of Seven Dollar ($7.00) each for a total purchase price of Three Hundred Fifty Thousand Dollars ($350,000). On June 24, 2014, the Seller issued the Shares to Buyer in exchange for the purchase price.  As provided in the articles of incorporation of the Seller, the holders of the Convertible Preferred Stock Series 1 Class P-2 may convert, at any time, their Preferred Stock in whole or part, into shares of Common Stock. Each one (1) share of Preferred Stock Series 1 Class P-2 is convertible into one (1) share of Common Stock. This beneficial conversion feature (“BCF”) has an intrinsic value at the issuance date of Sixty-Six Thousand Dollars ($66,000), and the Seller recorded as a preferred dividend to the preferred stockholder.

2.          In recognition of the value of the BCF and to account therefore, the Parties hereby amend the SPA to adjust the Purchase Price of the Shares from Three Hundred Fifty Thousand Dollars ($350,000) to Four Hundred Sixteen Thousand Dollars ($416,000).

3.          The Parties hereby agree to close this Agreement no later than December 18, 2014, by which time Buyer shall have wired to Seller difference in the Purchase Price of Sixty-Six Thousand Dollars ($66,000).

4.      Capitalized terms used but not defined herein have the meanings assigned to them in the Purchase Agreement.

5.      This Agreement shall be interpreted, construed, and governed according to the substantive laws of the State of Nevada (USA) without regard to principles of conflicts of law.

6.      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SPACE INTENTIONALLY LEFT IN BLANK

SIGNATURES APPEARS ON THE FOLLOWING PAGE

THIS AMENDMENT AGREEMENT has been entered into as of the Effective Date.

Buyer: O.R.C. SRL, a private company organized in Italy. By: /s/ Ignazio Minetta . Ignazio Minetta As: President and CEO	Seller: HPIL Holding, a Nevada (USA) corporation. By: /s/ Nitin Amersey . . Nitin Amersey As: CFO and Corporate Secretary